As filed with the Securities and Exchange Commission on  April 7 , 2014

Registration No. 333- 194042

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LION PRINT CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	2759	33-1230684
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

G. Washington St., 17/67
Lviv
Ukraine
+380-685511850
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
Tel: (775) 882-1013
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	2,500,000	(2)	$0.04	(2)	$100,000	$13.64
TOTAL	2,500,000		$0.04		$100,000	13.64

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
LION PRINT CORPORATION
2,500,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,500,000 shares (the “Maximum Offering”) of common stock, $0.00001 par value (“Common Shares”) by Lion Print Corporation, a Nevada corporation (“we”, “us”, “our”, “Lion Print”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months.   We do not anticipate making any extensions to the offering. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,500,000 shares is a “best efforts” offering, which means that our sole officer and director will use her best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____________, 2014 .

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 2014 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Lion Print” refer to Lion Print Corporation unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Lion Print Corporation was incorporated on November 7, 2013, under the laws of the State of Nevada, for the purpose of engaging in the printing services business, with the objective of becoming a recognized leader in our targeted market for graphic design solution, printing, and finishing services.

The primary focus of Lion Print Corporation will be providing following printing services: printing of business cards, brochures, single-colour business papers, full-colour annual report ,envelopes, calendars, greeting cards, labels and stickers, large format posters, letterhead, mini cards, notepads, sell sheets: flyers, menus, invite folders, tickets, passes, custom booklets, folders. We also intend to provide other services such as typesetting, layout, image setting, folding, numbering, perforating, scoring, drilling, laminating items to any size of business. We will also focus on providing variety of services to private customers, by taking orders in smaller volumes. We will provide wide range of printing and related services to customers in our target market. We also will provide printing services in 3D format which is innovation for printing industry in Ukraine and we hope will gain popularity within our target market.

We have not commenced any printing activities. Liliia Yasinska, our sole officer and director, does not devote all of her time to our current operations and it is expected that she will devote between 5 to 10 hours per week to our operations on an ongoing basis.

We are a development stage company that has not realized any revenues to date, and our accumulated deficit as of November 30, 2013 is $5,583.   As of March 27, 2014, we have no cash on hand, and to date we have raised an aggregate of $5,555 through a loan from our sole officer and director, Liliia Yasinska.  The loan is due on demand, interest free, unsecured and has no term. Imputed interest of $28 was recorded as donated capital for the year ended November 30, 2013. Proceeds from the loan were used for working capital. Additionally, on November 7, 2013, Ms. Yasinska was issued  5,000,000 shares of our common stock as founders shares in exchange for being named a director of the Company.   The implied aggregate price of our common stock based on the offering price of $0.04 is $200,000 for such 5,000,000 shares. Our total stockholders’ equity (deficit) as of November 30, 2013 is $5,555.

Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.   We presently do not expend any funds because we presently have no cash and depend on our sole officer and director, Liliia Yasinska, to fund our operations. Upon the sale of all the shares in this offering, if we are able to sell such shares, we anticipate expending approximately $6,700 per month. Assuming the sale of all shares in the offering, we expect to run out of funds 12 months after completion of the offering. We must raise additional capital in order to continue operations and to implement our 12-month plan of operation. To implement our plan of operations we require a minimum funding of $80,697 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Liliia Yasinska, our sole officer and director, has agreed to loan us funds, however, she has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate any or sufficient revenue and Ms. Yasinska does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding. If we do not raise sufficient amount of funding, our business will fail and you will lose your entire investment in us. The Company’s principal offices are located at G. Washington St., 17/67, Lviv, Ukraine. Our telephone number is +380-685511850.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We plan to raise the additional funding for our twelve month business plan by selling the 2,500,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial  issuance of shares of common stock to our sole officer and director, borrowing $5,555 from our sole officer and director, completing our business plan and developing our website.

Our financial statements from inception from inception on November 7, 2013, through November 30, 2013, report no revenues and a net loss of $5,583. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Liliia Yasinska, our sole officer and director did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that she would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Ms. Yasinska confirms that she has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	2,500,000 shares of our common stock, par value $0.00001 per share.

Offering price:	$0.04

Duration of offering:	The 2,500,000 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$100,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 14.

Market for the common shares:
There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	5,000,000

Shares outstanding after offering:	7,500,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from November 7, 2013 (Inception) to November 30, 2013.  Our working capital as of November 30, 2013 was $(5,555).

November 30, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	-0-
Total Assets	-0-
Total Liabilities	5,555
Total Stockholder’s Equity (Deficit)	5,555

Accumulated From November 7, 2013 (Inception) to November 30, 2013 ($)
Statement of Operations
Total Expenses	5,555
Net Loss for the Period	(5,583)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated February 20, 2014, our independent registered public accounting firm, M & K CPAS, PLLC stated that our financial statements for the year ended November 30, 2013, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (November 7, 2013) to November 30, 2013, we incurred a net loss of $5,583. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $80,697 for the next twelve months.

We will require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. If we are not be able to sell our common stock, funding will not be available for continued operations, and our business will fail.

We presently have no cash, which will not be sufficient to complete our 12-month plan of operation, disclosed on page 26 of this prospectus. Subsequent activities will require additional funding. We will need $80,697 to complete our plan of operation detailed on page 26. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for development stage companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on November 7, 2013 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in the printing services business, with the objective of becoming a recognized leader in our targeted market for graphic design solution, printing and finishing services. As of our year ended November 30, 2013, we had an accumulated deficit of $5,583. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our printing services  business  activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Liliia Yasinska, who serves as our sole officer and director. We depend entirely on Ms. Yasinska for all of our operations. The loss of Ms. Yasinska would have a substantial negative effect on our company and may cause our business to fail. Ms. Yasinska has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Yasinska’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have not garnered any customers and have yet to generate revenues. While we have plans for marketing our printing services, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed printing services will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Liliia Yasinska, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to use our prospective printing services.  Prospective customers will be less likely to use our printing services than a competitor’s because we have no prior experience in our industry.

We will be dependent on third parties to rent equipment we need in order to engage in and provide our printing services.  Any increase in the amounts we have to pay to lease equipment or any delay or interruption in production because of broken and inoperable rented equipment would negatively affect both our ability to make a timely introduction, generate revenues and our results of operations.

We are planning to rent equipment we need to use to provide our printing services.  Only after we garner sufficient revenues, do we plan on purchasing equipment to provide our printing services.  If our equipment breaks or otherwise becomes in operable through no fault of our own, we will depend on the equipment owner(s) to repair or otherwise make the equipment operable.  We will have little or no control over third-party equipment lessors because we cannot control their personnel, schedule or resources.  It will be difficult to timely complete printing service orders from customers if our equipment breaks or otherwise becomes inoperable through no fault of our own and the equipment owner does not immediately repair or replace the equipment.  Any delay in the repair or replacement of equipment could cause delays in providing our printing services or timely deliver orders to customers.  Any of these factors could cause a print order not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or your entire investment in our printing services business.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have no customers to use our printing services.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.   You are likely to lose your entire investment if we cannot sell our printing services at prices which generate a profit.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies who also provide printing services and that may result in price reductions and decreased demand for our printing services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the printing services which we believe will be demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our current or future competitors may compete more successfully in the printing services business than we do. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our services. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share, assuming we gain any market share. We also could experience difficulty hiring and retaining qualified employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

Current management’s lack of experience in and with marketing and selling printing services means that it is difficult to assess, or make judgments about, our potential success.

Though she has approximately 33 years of experience in the printing services industry, our sole officer and director has no prior experience with and has never been employed in a job to market and sell such services. Additionally, our sole officer and director does not have a college or university degree, or other educational background in fields related to marketing and sales. With no direct training in marketing and sales, our sole officer and director may not be fully aware of many of the specific requirements related to marketing and selling printing services. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in marketing and sales of printing services.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Liliia Yasinska, our sole officer and director beneficially owns 100% of our issued and outstanding shares of common stock. The interests of Ms. Yasinska may not be, at all times, the same as that of our other shareholders. Ms. Yasinska is not simply a passive investor but is also an executive officer of the Company, and as such her interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, her fiduciary duties as an officer and as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will file a Registration Statement on Form 8-A to register our common stock as a class of securities under the Securities Exchange Act of 1934 and be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•
Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•
In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•
In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting evaluation, and disclose the results of such evaluation, until the filing of our second annual report. This may harm investor confidence in us and the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for our fiscal year end and disclose such report by management in our annual report. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the Securities and Exchange Commission, or the SEC.

We will be required to disclose changes made in our internal control and procedures, and the effectiveness of our disclosure controls and procedures, on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time, we would cease to be an “emerging growth company” as of the following June 30. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Since our sole officer and director has the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Liliia Yasinska, our sole officer and director is not required to work exclusively for us and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on her employment by other companies. Her other activities may prevent her from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Liliia Yasinska, our President, will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

We have no employment or compensation agreement with our sole officer and director and as such she may have little incentive to devote time and energy to the operation of the Company.

Liliia Yasinska, our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that she may decide to focus her efforts on other projects or companies which have a higher economic benefit to her. Currently, Ms. Yasinska is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company’s ability to succeed. We do not have any expectation that Ms. Yasinska will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

Because we may have fewer than three hundred shareholders of record after this offering, we may be able to terminate or suspend our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board.

Although we have no intention to do so, we will have the ability to terminate or suspend our reporting obligations to the SEC if we will have fewer than three hundred shareholders of record after this offering. If we terminate or suspend our reporting obligations to file reports with the SEC, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board, which could impact your ability to sell your shares of common stock.

We could be sued by our sole officer and director, Liliia Yasinska, because she may, at any time, demand repayment of a loan she made to us.

To date we have raised an aggregate of $5,555 through a loan from our sole officer and director, Liliia Yasinska.  The loan is interest free, unsecured and has no term. Imputed interest of $28 was recorded as donated capital for the year ended November 30, 2013.   Ms. Yasinska could, however, demand repayment of the loan at any time and if we do not repay the loan when demanded, Ms. Yasinska could sue us to seek repayment of the loan. If we do not repay Ms. Yasinska, it would be unlikely that we would be able to defend against such a lawsuit and Ms. Yasinska could obtain a judgment against us.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Liliia Yasinska, our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Ms. Yasinska has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a reporting issuer would be in jeopardy in which event you could lose your entire investment in our company.

The current crisis in Ukraine currently presents or may in the future present a material risk to our business and operations.

Ukraine, where we plan to implement our plan of operation, is presently politically and economically unstable. Russia has in recent months and is presently increasing its political influence in Ukraine, as evidenced by recently taking indirect control of the Crimean peninsula and has amassed troops on the border with Ukraine, threatening an invasion of Ukraine. During this period of Russian interest in Ukraine, the Ukrainian economy has suffered. Continuing political and economic instability poses a risk to the ability of our business to succeed, which may cause investors to lose their investment.

It will be difficult having any internal controls over financial reporting with only one officer and director because the very nature of internal controls requires segregation of duties between different persons and the independence of persons involved in the procedures related to the establishment and monitoring of the internal controls.

Liliia Yasinska is our sole officer and director and the sole holder of common stock of the Company, and even assuming the sale of all the shares in this offering, Ms. Yasinska will still hold the majority of the voting power of the issued and outstanding securities of the Company. Under a customary internal controls framework, such as t he Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework, the Company must have, among other things, (i) a functioning audit committee, which requires a majority of independent members and a majority of outside directors on our board of directors to oversee the establishment and monitoring of required internal controls and procedures; (ii) segregation of duties consistent with control objectives; and (iii) controls over period end financial disclosure and reporting processes. With only one officer and director, who also lacks a background in finance and accounting under US GAAP, the Company believes it will be difficult for it to establish and monitor an internal controls framework because the company has no independent directors, no audit committee and only one officer and director who will have to monitor her own acts and procedures. We believe that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our sole officer and director and assets outside the United States.

Substantially all of our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in Ukraine.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws.  Moreover, we have been advised that Ukraine does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.  Further, it is unclear if extradition treaties now in effect between the United States and Ukraine would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 2,500,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 2,500,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 2,500,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost

The Company is making its offering of 2,500,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

 Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 2,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$25,000	$50,000	$75,000	$100,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Offering expenses	$9,303	$9,303	$9,303	$9,303
Proceeds after offering expenses	$5,697	$30,697	$50,697	$80,697
Legal and Accounting	$5,000	$9,000	$9,000	$9,000
Office Setup	$0.00	$947	$1,947	$3,500
Office Rent	$0.00	$9,250	$12,000	$16,800
Rental of Printing Equipment	$0.00	$10,000	$15,000	$18,000
Marketing and Advertising	$397	$1,000	$2,500	$5,000
Salaries	$0.00	$0	$14,250	$26,397
Website development	$300	$500	$1,000	$2,000
Totals	$5,697	$30,697	$50,697	$80,697

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 2,500,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,500,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.00001 price per share, for the 5,000,000 shares of common stock issued to Liliia Yasinska, our sole officer and director, as founders shares on November 7, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of November 30, 2013, the net tangible book value of our shares of common stock was $(5,555) or $(0.001) per share based upon 5,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share		$0.04
Net tangible book value per share before offering		$(0.001)
Potential gain to existing shareholders		$100,000
Potential gain to existing shareholdersnet of offering expenses		$80,697
Net tangible book value per share after offering		$0.004
Increase to present stockholders in net tangible book value per share after offering		$0.003
Capital contributions	$
Number of shares outstanding before the offering		5,000,000
Number of shares after offering held by existing stockholders		5,675,000
Percentage of ownership after offering		66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.02
Capital contributions	$100,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.02
Capital contributions	$75,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,875,000
Percentage of ownership after offering	27.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.01
Capital contributions	$50,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	20.0%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.01
Capital contributions	$25,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	675,000
Percentage of ownership after offering	11.1%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.00001 par value per share. As of the date of this prospectus, there were 5,000,000 shares of our common stock issued and outstanding that were held by 1 stockholder of record. We have no shares of preferred stock authorized.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.  A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the  aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

RULE 144

As of the date of this prospectus, we have issued 5,000,000 shares. Our sole officer and director beneficially owns all 5,000,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,555 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 5,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,500,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Liliia Yasinska will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Liliia Yasinska is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Liliia Yasinska will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Liliia Yasinska is not, and has not been within the past 12 months, a broker or dealer, and she is not, and she has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Liliia Yasinska will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Liliia Yasinska will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period.

 Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling her or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On November 7, 2013, the Company was incorporated under the laws of the State of Nevada. We are engaged in the printing services business, with the objective of becoming a recognized leader in our targeted market for graphic design solution, printing and finishing services.

Liliia Yasinska has served as our President, Secretary Treasurer and as a Director, from November 7, 2013, until the current date. Our board of directors is comprised of one person: Liliia Yasinska.

We are authorized to issue 75,000,000 shares of common stock, par value $0.00001 per share. To date we have raised an aggregate of $5,555 through a loan from our sole officer and director, Liliia Yasinska.  The loan is interest free, unsecured and has no term. Imputed interest of $28 was recorded as donated capital for the year ended November 30, 2013. Proceeds from the loan were used for working capital. Additionally, on November 7, 2013, Ms. Yasinska purchased 5,000,000 shares of our common stock in exchange for being named a director of the Company.  The 5,000,000 were valued at $0.0001 per share, the par value of our shares of common stock.

IN GENERAL

We were incorporated on November 7, 2013 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial  issuance of shares of common stock to our sole officer and director, borrowing $5,555 from our sole officer and director, completing our business plan and developing our website. We do not own any equipment, have not rented any office space and have not commenced any printing activities.

We presently have no cash, which will not be sufficient to complete our 12-month plan of operation, disclosed on page 26 of this prospectus. Subsequent activities will require additional funding. We will need $80,697 to complete our plan of operation detailed on page 26. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for development stage companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

Our financial statements from inception from inception on November 7, 2013, through November 30, 2013, report no revenues and a net loss of $5,583. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the printing services business, with the objective of becoming a recognized leader in our targeted market for graphic design solution, printingand finishing services.

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $80,697 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Liliia Yasinska, our sole officer and director, has agreed to loan the Company funds, however, she has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate any or sufficient revenue and Ms. Yasinska does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding. We have no revenues and have incurred losses since inception. The Company’s principal offices are located at G. Washington St., 17/67, Lviv, Ukraine.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to the development of our business, and (iv) website development.

OUR PRODUCTS AND SERVICES

Our objective is to enter into the printing services industry and to become a recognized leader in our targeted market for graphic design solution, printing and finishing services.

The primary focus of Lion Print Corporation will be providing following printing services: printing of business cards, brochures, single-colour business papers, full-colour annual report ,envelopes, calendars, greeting cards, labels and stickers, large format posters, letterhead, mini cards, notepads, sell sheets: flyers, menus, invite folders, tickets, passes, custom booklets, folders. We also intend to provide other services such as typesetting, layout, image setting, folding, numbering, perforating, scoring, drilling, laminating items to any size of business. We will also focus on providing variety of services to private customers, by taking orders in smaller volumes. We will provide wide range of printing and related services to customers in our target market. We also will provide printing services in 3D format which is innovation for printing industry in Ukraine and we hope will gain popularity within our target market.

We plan to provide a mix of offset, digital and large format printing services. A description of these different print services as follows:

The primary focus o ffset lithography is one of the most common ways of creating printed matter. A few of its common applications include: newspapers, magazines, brochures, stationery, and books.  Compared to other printing methods, offset printing is best suited for economically producing large volumes of high quality prints in a manner that requires little maintenance. Many modern offset presses use computer to plate systems as opposed to the older computer to film work flows, which further increases their quality.

 Advantages of offset printing compared to other printing methods include:

•
Consistent high image quality. Offset printing produces sharp and clean images and type more easily than, for example, letterpress printing; this is because the rubber blanket conforms to the texture of the printing surface.

•	Quick and easy production of printing plates.

•
Longer printing plate life than on direct litho presses because there is no direct contact between the plate and the printing surface. Properly developed plates used with optimized inks and fountain solution may achieve run lengths of more than a million impressions.

•	Cost. Offset printing is the cheapest method for producing high quality prints in commercial printing quantities.

Offset lithography became the most popular form of commercial printing in the 1950s (“offset printing”). Subsequent improvements in plates, inks, and paper have further refined the technology of its superior production speed and plate durability. Today, lithography is the primary printing technology used in the U.S. and most often as offset lithography.

Today, offset lithography is “responsible for over half of all printing using printing plates”. The consistent high quality of the prints and the volume of prints created for their respective cost makes commercial offset lithography very efficient for businesses, especially when many prints must be created

The greatest difference between digital printing and traditional methods such as lithography, flexography, gravure, or letterpress is that there is no need to replace printing plates in digital printing, whereas in analog printing the plates are repeatedly replaced. This results in quicker turnaround time and lower cost when using digital printing, but typically a loss of some fine-image detail by most commercial digital printing processes. The most popular methods include inkjet or laser printers that deposit pigment or toner onto a wide variety of substrates including paper, photo paper, canvas, glass, metal, marble, and other substances.

To illuminate competition will offer 3D printing services. Since the beginning of 21 st century , there have been a large growth in industry  however 3D printing remains  innovation for Ukrainian market .

The 3D printing technology is used for both prototyping and distributed manufacturing with applications in architecture, engineering, construction, industrial design, automotive, aerospace, military, engineering, civil engineering, dental and medical industries, biotech (human tissue replacement), fashion, footwear, jewelry, eyewear, education, geographic information systems, food, and many other fields. It has been speculated that 3D printing may become a mass market item because open source 3D printing can easily offset their capital costs by enabling consumers to avoid costs associated with purchasing common household objects.

PLAN OF OPERATION

Our plan of operation over the next 12 months depends on how much in funds we raise in this offering, indicated as indicated in the following chart:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering:	$25,000	$50,0000	$75,000	$10,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Offering expenses	$9,303	$9,303	$9,303	$9,303
Proceeds after offering expenses	$5,697	$30,697	$55,697	$80,697
Accounting	$5,000	$9,000	$9,000	$9,000
Office Setup	$0.00	$947	$1,947	$3,500
Office Rent	$0.00	$9,250	$12,000	$16,800
Rental of Printing Equipment	$0.00	$10,000	$15,000	$18,000
Marketing and Advertising	$397	$1,000	$2,500	$5,000
Salaries	$0.00	$0	$14,250	$26,397
Website development	$300	$500	$1,000	$2,000
Totals	$5,697	$30,697	$55,697	$80,697

Assuming we sell all the shares in the offering, garnering approximately $80,697 in proceeds after offering expenses and setting aside $10,000 for costs associated with being a reporting issuer, and $9,000 for legal and accounting fees we expect in engage in the following activities in the 12 months after the sale of the shares in this offering:

Office Setup

Time Frame: 1 to 2 months

Cost: $947- $3,500

Upon completion of the offering we plan to set up an office in Lviv, Ukraine. Our sole officer and director, Liliia Yasinska, will implement this step.  We believe that it will cost at least $947 to set up office to begin operations.  If we sell 75% of the shares offered we will buy a personal computers with more advanced features that will cost us $200-$400 more than if we sell less than 75% of the shares being offered. In this case, set up costs will be approximately $1,947. In the event we sell all of the shares offered we will buy additional and printing specific software that will help us in our planned everyday printing operations, in which case the office set up cots will be approximately $3,500.

Develop Our Website

Time Frame: 2 to 4 months.

Cost: $300-$2,000.

During this period, we intend to begin developing our website. Our sole officer and director, Liliia Yasinska, will implement this step.  As of the date of this prospectus we have only begun to design our website at www.lionprintcorp.com. We plan to hire a web designer to help us with the continuing design and development of our website. We do not have any written agreements with any web designers at current time. The minimal website development costs, including site design and implementation will be approximately $300.  If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site than if we sell less than 75% of the shares being offered; therefore development cost will be $300 and $2,000 accordingly.

Marketing and Advertising

Time Frame: 7 to 12 months.

Cost: $397-$5,000

We will begin to market our products. Our sole officer and director, Liliia Yasinska, will implement this step, seeking customers through the network of friends and business associates she developed from her career in the printing industry. Additionally, we plan to use an active marketing strategy that will be based on developing visibility among our potential customers through participating in exhibitions, such as Expocenter of Ukraine, National Complex, Polygraphy. Being organized by Expocenter of Ukraine, National Complex, Polygraphy is a 4-day specialist exhibition for the printing industry.  The show will demonstrate emerging printing technologies and materials before print managers and brokers, publishers, finishing & converting companies etc. at National Complex - Expocenter of Ukraine (to rent a booth cost UAH 980 ($110)); developing our website at www.lionprintcorp.com; advertising our services on billboards and public transport in Lviv and other major cities in Ukraine carries an advertising cost of  approximately  UAH 1600 per month ($200 per month).  We intend to spend at least $397 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Purchase or Rental of Printing Equipment

Time Frame: 6 to 12

Cost: $10,000-$ 18,000

If we have available funds, we plan to purchase printing equipment.  We plan to purchase or rent digital, offset printer and related equipment. We would like to purchase a digital printer required with a speed of 150 ppm (capability of printing 200,000 - 3,750,000 pages per month). Offset printing is usually determined to be the most effective means of printing when a project requires more than 1,000 pieces.  We are willing to rent additional equipment if required.

Salaries

Time Frame: 6 to 12

Costs: $14,250-26,397

Once we start generating sufficient revenues or if we sell at least 75% of the shares in this offering, we plan to pay Ms. Yasinska and hire and use the services of a part-time employee.

EQUIPMENT

We intend to keep the start-up costs for our printing business down by renting professional equipment and renting commercial space to place the equipment.  Estimate cost for renting digital, offset printer and related equipment is $1,500 per month, commercial space rent of 450 sq m (4843.76 sq ft ) $1,400 per month.  Digital printer required with a speed of 150 ppm (capability of printing 200,000 - 3,750,000 pages per month). Offset printing is usually determined to be the most effective means of printing when a project requires more than 1,000 pieces.  We are willing to rent additional equipment if required. We will buy paper to provide printing services from cellulose factories in Ukraine, to avoid unnecessary shipping expenses.

THE MARKET

Our company will first focus on providing our printing services to persons and businesses in Ukraine.  We intend to target the market by engaging businesses in Lviv and other major cities in Ukraine. Ukraine is the largest country entirely within Europe with the area of  603,628 km2 and population 45.59 million. It is divided into 24 regions (oblasts) and an Autonomous Republic of Crimea.

The Lviv Region borders with five regions of Ukraine and Republic Poland. The area of Lviv Region is 21.8 thousand square km or 3.6% of general territory of Ukraine. The number of population is 2.611 million people, including 59.5% is in cities and 40.5% in villages.

We do not have any idea how many persons or businesses will be interested in our services.

We have conducted a brief market research into the likelihood of success of our operations or the acceptance of our product and services by the public.  Our research has shown that printing services are in a great demand within our target market.  According to the information provided by Ministry of International Affairs of Ukraine ( http://mfa.gov.ua/en/about-ukraine/info/regions/6-lviv ), the Lviv Region is highly-developed industrial region of Ukraine. The food industry and processing of agricultural raw material, machine-building, chemical and petrochemical,   cellulose-paper, printing industry and publishing business are the leading spheres of the regional industry. In the region there are manufactured 100% of state volumes of newsprint paper.

The production volumes of cellulose-paper, printing industry and publishing business have been increased by 17.5%. The Zhydachiv Cellulose-Paper Works “Dunapack-Ukraine” LLC and Plant of Paper-Cardboard Goods “Biblos” JSC extended their production volumes. In particular, the production of copybooks has been increased by more than 9 times as well as cardboard by 39.7% and paper by 4%.

COMPETITION

There are few barriers of entry in the printing services business and the level of competition is extremely high. There are many printing services companies. We will be in direct competition with them. Many large printing services companies have greater financial capabilities than we do and will be able to provide more favorable services to the potential customers.  Many of these companies may have a greater, more established customer base than us.  We will likely lose business to such companies.

MARKETING

Our sole officer and director, Liliia Yasinska, will seek customers through the network of friends and business associates she developed from her career in the printing industry. Additionally, we plan to use an active marketing strategy that will be based on developing visibility among our potential customers through participating in exhibitions, such as Expocenter of Ukraine, National Complex, Polygraphy. Being organized by Expocenter of Ukraine, National Complex, Polygraphy is a 4-day specialist exhibition for the printing industry.  The show will demonstrate emerging printing technologies and materials before print managers and brokers, publishers, finishing & converting companies etc. at National Complex - Expocenter of Ukraine (to rent a booth cost UAH 980 ($110)); developing our website at www.lionprintcorp.com; advertising our services on billboards and public transport in Lviv and other major cities in Ukraine carries an advertising cost of  approximately   UAH 1600 per month ($200 per month).

SALES

We intend to generate revenues by charging a fee for our printing and related services. Initially our fee structure will be as follows:

•	We will quote and charge a fixed price for complete order depending on size, paper quality and volume;
•	The Company will hold a 50% deposit after order has been accepted; and
•	Additional charges may apply depending on the order.

We would only quote customers on the price after they have submitted the order and provided us all the details. This would allow us to customize a orders for the customer and more accurately determine the true costs of materials  and labor before we give a quote.

A sample of our price list is as follows:

 Booklets, A4 size, Color 4+4 (full color)
Quantity	Price
1,000	$122
2,000	$156
4,000	$242
8,000	$387

Usually, the larger the order, the lower the per-item pricing as it requires less labor.  The price for 3D printing will vary depending on size and complexity and will be calculated for each order.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We currently have no employees, other than our sole officer and director, Liliia Yasinska. Liliia Yasinska, our sole officer and director, handles the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICE

The Company’s principal office is  located at G. Washington St., 17/67, Lviv, Ukraine.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 5,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our printing services  business  activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $0 as of November 30, 2013, and as of  April 7, 2014 .  At November 30, 2013, the company had working capital of $(5,555). Our cash balance is not sufficient to fund our limited levels of operations.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $10,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of renting equipment or renting operating space is greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this offering or following this offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. T here is no assurance that we will be able to sell any of the securities being offered in this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

We have not commenced development of our planned printing services business. In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Our plan of operation over the next 12 months depends on how much in funds we raise in this offering, indicated as indicated in the following chart:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering:	$25,000	$50,0000	$75,000	$10,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Offering expenses	$9,303	$9,303	$9,303	$9,303
Proceeds after offering expenses	$5,697	$30,697	$55,697	$80,697
Accounting	$5,000	$9,000	$9,000	$9,000
Office Setup	$0.00	$947	$1,947	$3,500
Office Rent	$0.00	$9,250	$12,000	$16,800
Rental of Printing Equipment	$0.00	$10,000	$15,000	$18,000
Marketing and Advertising	$397	$1,000	$2,500	$5,000
Salaries	$0.00	$0	$14,250	$26,397
Website development	$300	$500	$1,000	$2,000
Totals	$5,697	$30,697	$55,697	$80,697
ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $9,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2014 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on November 7, 2013, through November 30, 2013. Our activities have been financed from a loan of $5,555 from our sole officer and director. From our inception to November 7, 2013 we have raised a total of $5,555 from taking a loan.

For the year ended November 30, 2013, we incurred operating expenses of $5,555, consisting of professional fees and $28 of imputed interest for a net loss of $5,583.

LIQUIDITY AND CAPITAL RESOURCES

At November 30, 2013, we had a cash balance of $0. At November 30, 2013, the company had working capital of $(5,555).

Based on our current cash position, we will not be able to continue any operations for any length of time. We must raise approximately $9,303, to complete our current offering on Form S-1. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our printing business  activities. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of November 30, 2013, the Company had accumulated losses of $5,583. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION – The Company’s financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is November 30.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at November 30, 2013.

DEVELOPMENT  STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% per annum.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of November 30, 2013, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of November 30, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

STOCK-BASED COMPENSATION

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, COMPENSATION - STOCK COMPENSATION, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered. On November 7, 2013, the Company issued 5,000,000 shares of common stock to Lililia Yasinska based on the par value of $0.00001 per share of common stock.

RECENTLY ISSUED ACCOUNTING STANDARDS – In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-           Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-           Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Liliia Yasinska	56	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

LILIIA YASINSKA

Ms. Liliia Yasinska has served as President, Secretary, Treasurer and our sole Director since establishing Lion Print Corporation on November 7, 2013.  Ms. Yasinska has approximately 33 years of experience working in the printing services industry at the printing house, Zbrych, in Ternopil, Ukraine, where she held a variety of positions.  A summary of her positions at Zbrych is as follows:

July 2008 – February 2012 Economist

•	Prepared financial charts and tables for analysis and presentations

•	Performed economic capital analysis, and other financial analysis when required

•	Complied reporting and analyzing data to explain economic phenomena and forecasted market trends

•	Provided analysis and advice on risk-measurement issues to company policy makers

•	Applied mathematical models and statistical techniques

•	Highlighted factors that may affect the company’s ability to meet it’s financial obligations.

October 1996-July 2008 Senior Accountant

Implemented  best  practices of internal audit practices as well as in standards and procedures in all accounting functions and activities

•	Compiled and analyzed financial information to prepare entries to accounts, such as general ledger account and document business transactions

•	Prepared reports and financial statements, profit and loss statements

•	Assisted finance and accounting departments in preparing budgets and forecasts

March 1990-October 1996 Accountant

•	Monitored account payable and account receivable, reconciled customer balances and made appropriate corrections

•	Maintained reports with clients, vendors and external auditors and regulators

•	Accurately managed all daily transaction controls including deposit operations, currency transfers and controls necessary to maintain efficient, systematic internal operations

September 1984-March 1990 Senior Technologist

•	Developed technological processes for new orders

•	Developed technological documentation for printing industry

August 1980 – September 1984   Technologist

•	Calculated and filled out technological documentation for new orders

•	Knowledge of technical documentation for ready products and materials

•	Good knowledge of technological process using variety of printing and related equipment

From September 1974 to July 1979, Ms. Yasinska attended Ukrainian Polygraphic Institute, in Lviv, Ukraine, where she obtained a Bachelor Degree in Printing Industry.

 Ms. Yasinska’s desire to found our company and her background in the printing services industry led to our conclusion that Ms. Yasinska should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Liliia Yasinska.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development  stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Liliia Yasinska (1)	2013	-0-	-0-	50 (2)	-0-	-0-	-0-	-0-	50

____________
(1) Appointed President, Secretary, Treasurer and Director November 7, 2013.

(2) Calculated based upon the aggregate grant date fair value, determined to be the par value of $0.00001 per share of common stock, computed in accordance with FASB ASC Topic 718.

Our officers and directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended November 30, 2013 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended November 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Liliia Yasinska (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________
(1) Appointed President, Secretary, Treasurer and Director November 7, 2013.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Liliia Yasinska (1)	-0-	50	-0-	-0-	-0-	-0-	50
_____________
(1) Appointed President, Secretary, Treasurer and Director November 7, 2013.

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Liliia Yasinska (3)	5,000,000	100.0%
All directors and executive officers as a group (1 person)		5,000,000	100.0%

(1) The percentages below are based on 5,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2) c/o Lion Print Corporation, G. Washington St., 17/67, Lviv, Ukraine.
(3) Appointed President, Treasurer and Director November 7, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 7, 2013, we offered and issued 5,000,000 shares of common stock to Liliia Yasinska, our President, Secretary and a Director, at an issue price of $0.00001 per share, in exchange for Ms. Yasinska agreeing to be a director of the Company.

On November 7, 2013, we borrowed $5,555 from our sole officer and director, Liliia Yasinska.  The loan is interest free, unsecured and has no term. The agreement to borrow the funds is oral and not evidenced by any writing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by M & K CPAS, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

M & K CPAS, PLLC, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

LION PRINT CORPORATION

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended November 30, 2013 are included herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lion Print Corporation (A Development Stage Company)
Carson City, Nevada

We have audited the accompanying balance sheet of Lion Print Corporation (A Development Stage Company) as of November 30, 2013 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from November 7, 2013 (inception) through November 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lion Print Corporation as of November 30, 2013  and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC
 www.mkacpas.com
Houston, Texas
February 20, 2014

Lion Print Corporation
(A Development  Stage Company)
Balance Sheet
November 30, 2013

November 30, 2013

ASSETS

Current Assets
Cash	$-
Total Current Assets	-
Total Assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	$-
Due to Directors	5,555
Total Liabilities	5,555
Stockholders’ Equity (Deficit)

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding at November 30, 2013)	50
Additional paid-in capital	(22)
Deficit accumulated during the development stage	(5,583)

Total Stockholders’ Equity (Deficit)	(5,555)

Total Liabilities and Stockholders’ Equity (Deficit)	$-

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Lion Print Corporation
(A Development  Stage Company)
Statement of Operations
For the Period from Inception (November 7, 2013) to November 30, 2013

Inception November 7, 2013 to November 30, 2013

Revenue	$-
Cost of Goods Sold	-
Gross Profit	-
Operating Expenses
Legal and accounting	5,555

Total Expenses	5,555

Operating Loss	(5,555)

Interest expense	(28)

Net Loss	(5,583)
Net Loss Per Common Share – Basic and Diluted	(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Lion Print Corporation
(A Development  Stage Company)
Statement of Cash Flows
For the Period from Inception (November 7, 2013) to November 30, 2013

Inception November 7, 2013 to November 30, 2013

Operating Activities

Net loss	$(5,583)

Adjustments to reconcile net loss to cash used in operating activities:
Imputed Interest	28

Net Cash Used by Operating Activities	(5,555)

Financing Activities

Borrowings on debt-related party	5,555
Net Cash Used by Financing Activities	5,555

Increase (Decrease) in Cash	-

Cash - Beginning of Period	-
-
Cash - End of Period	$-

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-
Income taxes	$-

Non-cash Activities	$50
Issuance of common stock to founder

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Lion Print Corporation
(A Development  Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)
From Inception, November 7, 2013, to November 30, 2013

				Deficit Accumulated
	Common Stock		Additional Paid-in	During the Development
	Shares	Amount	Capital	Stage	Total

Balance at November 7, 2013	-	$-	$-	$-	$-

Issuance of common stock to founders	5,000,000	50	(50)	-	-
Imputed interest	-	-	28	-	28
Net loss	-	-	-	(5,583)	(5,583)
Balances at November 30, 2013	5,000,000	50	(22)	(5,583)	(5,555)

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Lion Print Corporation
(A Development  Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY
On November 7, 2013, the Company was incorporated under the laws of the State of Nevada. We are engaged in the printing services business, with the objective of becoming a recognized leader in our targeted market for graphic design solution, printing and finishing services.

The Company was incorporated on November 7, 2013 in the State of Nevada. The Company is a development  stage corporation. A development stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues therefrom.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Lion Print Corporation will continue to realize its assets and discharge its liabilities in the normal course of business.   Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Lion Print Corporation be unable to continue as a going concern.  As at November 30, 2013 Lion Print Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $5,583 since inception.  The continuation of Lion Print Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Lion Print Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Lion Print Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is November 30.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at November 30, 2013.

DEVELOPMENT  STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% per annum.

Lion Print Corporation
(A Development  Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of November 30, 2013, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of November 30, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS – In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:
-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in

Lion Print Corporation
(A Development  Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS – Continued

accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Lion Print Corporation
(A Development  Stage Company)
Notes to the Financial Statements

NOTE 3 -INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $5,583 which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of November 30, 2013:

2013
Deferred tax assets	1,954
Valuation allowance for deferred tax assets	(1,954)
Net deferred tax assets	-

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

Lion Print Corporation
(A Development  Stage Company)
Notes to the Financial Statements

NOTE 4 – FAIR VALUE MEASUREMENTS (Continued)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of November 30, 2013:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 5 - RELATED PARTY TRANSACTIONS

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of November 30, 2013, the director has advanced a total of $5,555.  Imputed interest of $28 was recorded as donated capital.

NOTE 6 - COMMON STOCK

5,000,000 common shares of Lion Print Corporation were issued on November 7, 2013 to Lililia Yasinska as founders shares.

NOTE 7 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after November 30, 2013 through the date the financial statements were issued.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

LION PRINT CORPORATION

2,500,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 2014

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$3.47
Transfer Agent Fees	800.00
Legal Fees	5,000.00
Accounting Fees	3,500.00
TOTAL	$9,303.47

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On November 7, 2013, we issued 5,000,000 shares of common stock to Liliia Yasinska, our President, Secretary, Treasurer and sole Director, in exchange for agreeing to be an officer and director of the Company. The foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1.1	Articles of Incorporation of Registrant (1)
3.1.2	Certificate of Correction of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC

(1)	Filed with and incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 20, 2014.
UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Lviv, Ukraine, on the 7 th day of April , 2014.

LION PRINT CORPORATION
(Registrant)

By:	/s/ Liliia Yasinska
Name:	Liliia Yasinska
Title:	President, Secretary and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Liliia Yasinska, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Lion Print Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Liliia Yasinska	President, Secretary, Treasurer and Director	April 7, 2014
(principal executive officer, principal
financial officer, and principal accounting officer)

EXHIBIT INDEX

Exhibit	Description

3.1.1	Articles of Incorporation of Registrant (1)
3.1.2	Certificate of Correction of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC

(1)	Filed with and incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 20, 2014.